Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Wave Uranium Holding (the “Company”) on Form 10-Q for the quarterly period ending October 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Cady L. Johnson, Chief Executive Officer, and I, Christopher J. LeClerc, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 15, 2008	By: /s/ Cady L. Johnson Cady L. Johnson Principal Executive Officer

Date: December 15, 2008	By: /s/ Christopher J. LeClerc Christopher J. LeClerc Principal Financial Officer